UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 24, 2010
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1154 Broadway, Hewlett, NY                         11557
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective March 24, 2010, Kingstone Companies, Inc. (the “Company”) entered into an amendment to its employment agreement with Barry Goldstein, its President, Chairman of the Board and Chief Executive Officer, pursuant to which the term of the employment agreement was extended from June 30, 2010 to December 31, 2014 and, effective January 1, 2010, Mr. Goldstein’s annual base salary was increased to $375,000.  Mr. Goldstein’s annual base salary had been $350,000 from January 1, 2004 through December 31, 2009.  In addition, pursuant to the amendment, Mr. Goldstein is entitled to receive a minimum $10,000 annual bonus.  Concurrently with the amendment, the Company issued to Mr. Goldstein 50,000 shares of common stock and granted to him a five year option for the purchase of 188,865 shares of common stock at an exercise price of $2.50 per share, exercisable to the extent of 25% on the date of grant and each of the initial three anniversary dates of the grant.  In connection with the stock option grant, the Company increased the number of shares authorized to be issued pursuant to its 2005 Equity Participation Plan from 300,000 to 550,000, subject to shareholder approval.  The option grant to Mr. Goldstein is also subject to such shareholder approval to the extent that additional authorized shares under the plan are required to satisfy his option.  Pursuant to the stock option agreement with Mr. Goldstein, the Company also agreed that, under certain circumstances following a change of control of the Company, and the termination of his employment, or in the event Mr. Goldstein’s employment with the Company is terminated by the Company without cause or he resigns with good reason (each as defined in his employment agreement), all of the options granted to Mr. Goldstein would become exercisable and would remain exercisable until the first anniversary of the termination date.

The foregoing description of the amendment to Mr. Goldstein’s employment agreement and the stock option grant do not purport to be complete and are qualified in their entirety by reference to the full text of Amendment No. 2 to the Employment Agreement and the Stock Option Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amendment No. 2, dated as of March 24, 2010, to Employment Agreement between Kingstone Companies, Inc. and Barry B. Goldstein

	10.2	Stock Option Agreement, dated as of March 24, 2010, between Kingstone Companies, Inc. and Barry B. Goldstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: March 26, 2010	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President